Exhibit 10.5

STORAGE TECHNOLOGY CORPORATION
2004 PERFORMANCE-BASED INCENTIVE BONUS PLAN

1.
PURPOSE

The purpose of the Storage Technology Corporation Performance-Based Incentive Plan is to provide certain employees of the Company and its affiliates with incentive compensation based upon the level of achievement to financial, business and other performance criteria.

2.
DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)
"Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.
(b)
"Board" shall mean the Board of Directors of the Company.
(c)
"Bonus" shall mean a payment in cash or shares pursuant to Section 7, which is made pursuant to the Plan with respect to a particular Performance Period. The maximum amount of a Bonus for a Participant is four hundred percent (400%) of the Participant's Target Bonus and is limited in dollar amount pursuant to Section 6(c) below.
(d)
"Code" shall mean the Internal Revenue Code of 1986 and regulations promulgated thereunder, all as amended from time to time, and any successors thereto.
(e)
"Committee" means the Human Resources and Compensation Committee of the Board, or such other committee designated by the Board to administer the Plan, provided that the Committee shall consist of three or more persons each of whom is an "outside director" within the meaning of Code Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act.
(f)
"Common Stock Equivalent" means a right to receive Common Stock in the future in lieu of a current issuance of Common Stock, subject to certain conditions and limitations.
(g)
"Company" shall mean Storage Technology Corporation.
(h)
"Covered Officer" shall mean at any date (i) any individual who with respect to the previous taxable year of the Company, was a "covered employee" of the Company within the meaning of Code Section 162(m); provided, however that the term "Covered Officer" shall not include any such individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected not to be such a "covered employee" with respect to the then current taxable year of the Company, and (ii) any individual who is designated by the Committee, in its sole discretion, at the time of any Bonus or at any subsequent time, as reasonably expected to be such a "covered employee" with respect to the then current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Bonus will be paid.
(i)
"Employee" means an employee on the payroll of the Company or any Affiliate.
(j)
"Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.
(k)
"Participant" shall mean any employee of the Company or any Affiliate who has been designated by the Committee as eligible for participation in the Plan; provided, however, that Participants who are Covered Officers must be selected Prior to the Predetermination Date.
(l)
"Performance Measure" shall mean any measurable criteria using an approach, such as balanced score card, which is tied to the Company's success, whether absolute or relative, that the Committee may determine, including but not limited to, Net Order Dollars, Net Profit Dollars, Net Profit Growth, Net Revenue Dollars, Revenue Growth, Total Shareholder Return, cash flow, earnings or earnings per share, growth in earnings or earnings per share, return on equity, stock price, return on equity or average stockholders' equity, total stockholder return, return on capital, return on assets or net assets, return on investment, revenue, income or net

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income, operating income or net operating income, operating profit or net operating profit, operating margin, return on operating revenue, market share, overhead or other expense reduction, credit rating, strategic plan development and implementation, succession plan development and implementation, customer satisfaction indicators, and/or employee metrics.

(m)
"Performance Period" means the period for which performance is measured as designated by the Committee pursuant to Section 5 below.
(n)
"Plan" shall mean the Storage Technology Corporation Performance-Based Incentive Bonus Plan, as amended from time to time.
(o)
"Predetermination Date" shall mean (i) the earlier of: a date 90 days after commencement of the fiscal year, or a date not later than the expiration of 25% of the Performance Period; provided in each case that the satisfaction of selected Performance Measures is substantially uncertain at such time, or (ii) such other date at which a performance goal is considered to be pre-established pursuant to Code Section 162(m).
(p)
"Target Bonus" shall mean a Bonus amount that may be paid if 100% of all applicable Performance Measures are achieved at target in the Performance Period including a peer/performance factor as determined in Section 5 below. The Target Bonus shall be equal to a fixed percentage of the Participant's base pay on the last day for such Performance Period. Such percentage shall be determined by the Committee prior to the Predetermination Date.

3.
ELIGIBILITY

Persons employed by the Company or any of its Affiliates during the Performance Period and in active service are eligible to be Participants under the Plan for such Performance Period (whether or not so employed or living at the date a Bonus is paid) and may be considered by the Committee for a Bonus. An individual is not rendered ineligible to be a Participant by reason of being a member of the Board. Notwithstanding anything herein to the contrary, the Committee shall have sole discretion to designate or approve the Participants for any given Performance Period.

4.
ADMINISTRATION
(a)
A director may serve as a member or an alternate member of the Committee only during periods in which the director is an "outside director" as described in Code Section 162(m). The Committee shall have full power and authority to construe, interpret and administer the Plan. It may issue rules and regulations for administration of the Plan and shall meet at such times and places as it may determine. A majority of the members of the Committee shall constitute a quorum and all decisions of the Committee shall be final, conclusive and binding upon all parties, including the Company, its stockholders, employees and Participants. In the case of Participants who are not Covered Officers, the Committee may empower certain person(s) or a committee to administer the Plan, to the extent specified by the Committee at the time of delegation, and subject to modification at any time thereafter, whose decisions shall similarly be final, conclusive and binding upon all parties.

(b)
The expenses of the administration of the Plan shall be borne by the Company.

5.
BONUSES

Prior to the Predetermination Date, the Committee shall designate or approve (a) the positions or employees who will be Participants for a Performance Period, (b) the minimum and maximum Bonuses and the Target Bonuses for the position or employee, (c) the applicable Performance Measures and combination of Performance Measures and percentages allocated to applicable Performance Measures, and (d) the Performance Period. All Performance Measures pertaining to a Covered Officer shall be of such a nature that an objective third party having knowledge of all the relevant facts could determine whether performance results with respect to such Performance Measures have been achieved. With respect to the Covered Officers, the determination of the

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minimum and maximum Bonuses and the Target Bonus will include a peer/performance factor to be determined by the Committee at this same time.

6.
DETERMINATION OF AMOUNT OF BONUS
(a)
Calculation. As soon as administratively practicable after the end of the relevant Performance Period, the Committee, or, if appropriate, in the case of a Bonus to a Participant who is not a Covered Officer, the person(s) or committee empowered by the Committee, shall determine the amount of the Bonus for each Participant by:
i.
Determining the actual performance results for each Performance Measure;
ii.
Determining the amount to which each Participant is entitled based on the percentage allocated by the Committee to each Performance Measure against the Target Bonus for each Participant;
iii.
Determining whether the peer/performance factor will be allowed in its entirety or at a reduced level; and
iv.
Certifying by resolution duly adopted by the Committee the amount of the bonus for each Covered Officer so determined.
(b)
Adjustments to Bonuses.
i.
In General. In its sole discretion, the Committee or, if appropriate for other than Covered Officers, its designee, may approve any other adjustments to a Participant's Bonus with respect to a Performance Period. The Committee and its designee may, in the exercise of its sole discretion and based on any factors the Committee deems appropriate, increase, reduce or eliminate the amount of a Bonus to a Participant prior to payment thereof. The Committee and its designee shall make determination of whether and to what extent to increase, reduce or eliminate Bonuses under the Plan for each Performance Period at such time or times following the close of the Performance Period as they shall deem appropriate. The increase, reduction or elimination in the amount of a Bonus to a Participant for a Performance Period shall have no effect on the amount of the Bonus to any other Participant for such period. In particular, the Committee and its designee are authorized to make adjustments in the method of calculating attainment of Performance Goals in recognition of: (i) extraordinary or non-recurring items, (ii) changes in tax laws, (iii) changes in generally accepted accounting principles or changes in accounting policies, (iv) charges related to restructured or discontinued operations, (v) restatement of prior period financial results, and (vi) any other unusual, non-recurring gain or loss that is separately identified and quantified in the Company's financial statements. Notwithstanding the foregoing, the Committee and its designee may, at their sole discretion, modify the performance results upon which Bonuses are based under the Plan, to offset any unintended result(s) arising from events not anticipated when the Performance Goals were established, provided that such adjustment is permitted by Section 162(m).
ii.
No Adjustment Increase for Covered Officers. Notwithstanding paragraph (i) above, and for purposes of tax deductibility under Code Section 162(m), any adjustments made in accordance with or for the purposes of paragraph (i) shall be disregarded for purposes of calculating the Bonus to any Covered Officer to the extent that such adjustments would have the effect of increasing such Bonus.
(c)
Maximum. Notwithstanding any other provision of the Plan, the maximum Bonus that may be paid to any Covered Officer under the Plan with respect to any Performance period is $7 million.

7.
PAYMENT OF BONUSES
(a)
Bonuses under the Plan shall be paid in cash, Common Stock Equivalents or shares of Common Stock of the Company, or a combination of these items, as provided in Sections (b) and (c) below.

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(b)
A Participant may request to have all or a portion of the Bonus, when earned, paid other than in cash. Such request shall be made by delivering to the Company at the office of its Secretary a notice setting forth that portion (expressed as a percentage) of the Bonus for which the Participant desires to receive Common Stock Equivalents or Common Stock. The Committee shall consider the request and have absolute discretion to determine the extent to which the request shall be approved.
(c)
The Committee, in its sole discretion, may determine that the Bonuses for any Performance Period will be paid in any of the forms identified in (a) above and may determine the percentage of each type of payment to be issued, such that the total of the percentages equals 100% of the Bonus to be paid. This provision notwithstanding, to the extent that a Participant has timely and effectively elected to defer any or all of the Bonus payment, that portion so deferred can only be paid in cash.
(d)
With respect to any Bonuses paid in Common Stock Equivalents or Common Stock, the number of shares to be paid shall be determined by dividing the amount of the Bonus to be paid in shares by the fair market value of a share on the date the Committee approves the Bonus pursuant to Section 6(a). Only whole shares will be distributed; fractional shares will be paid in cash.
(e)
Shares will be issued to the Participant as soon as practicable after the Committee makes its determination under Section 6.
(f)
Payment of a Bonus to a Participant shall be made as soon as practicable after determination of the amount of the Bonus under Section 6 above, and after the Committee has certified in writing the amount to be paid to Covered Officers, except to the extent a Participant has made a timely election to defer the payment of all or any portion of such Bonus under the Deferred Compensation Plan or any other similar plan as the Committee determines in its discretion.
(g)
To be eligible for the payment of a Bonus with respect to a specific Performance Period the Participant must be an Employee as of the end of such Performance Period, subject to the following:
i.
If a Participant dies prior to the end of a Performance Period, the Committee or its designee may determine that the Participant is be eligible for a Bonus. In such case, the Committee or its designee may determine, in its sole discretion, the amount to be paid to the estate or beneficiaries of the decedent.
(h)
Payments of Bonuses to Participants who are on the payroll of an Affiliate will be paid directly by such entities.

8.
MISCELLANEOUS
(a)
No Assignment. No Portion of any Bonus under the Plan may be assigned or transferred prior to the payment thereof other than by will or the laws of descent and distribution.
(b)
Tax Requirements. All Bonuses which are the subject of this Plan, whether paid currently or deferred pursuant to a timely and effective deferral election, shall be subject to all applicable taxes or contributions required by federal, state or local law to be withheld, in accordance with procedures established by the Company and its Affiliates.
(c)
No Additional Participant Rights. The selection of an individual for participation in the Plan shall not give such Participant any right to be retained in the employ of the Company or any of its Affiliates, and the right of the Company and any such Affiliate to dismiss such Participant or to terminate any arrangement pursuant to which any such Participant provides services to the Company, with or without cause, is specifically reserved. No person shall have claim to a Bonus under the Plan or to continued participation under the Plan, except as otherwise provided for herein,. There is no obligation for uniformity of treatment of Participants under the Plan. The benefits provided for Participants under the Plan shall be in addition to and shall in no way preclude other forms of compensation to or in respect of such

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Participants. It is expressly agreed and understood that employment is terminable at the will of either party and, if such Participant is a party to an employment contract with the Company or one of its Affiliates, in accordance with the terms and conditions of the Participant's employment contract.

(d)
Liability. The Board and the Committee shall be entitled to rely on the advice of counsel and other experts, including the independent auditors for the Company. No member of the Board or of the Committee, any officers of the Company or its Affiliates or any of their designees shall be liable for any act or failure to act under the Plan, except in circumstances involving bad faith on the part of such member, officer or designee.
(e)
Amendment; Suspension; Termination. The Board or Committee may, at any time and from time to time, amend, suspend or terminate the Plan or any part of the Plan as it may deem proper and in the best interests of the Company, provided, however, that any amendment that may affect the continued eligibility of Bonus payments under Code Section 162(m) will be subject to approval by a vote of the shareholders of the Company if the Company desires to maintain such eligibility. In the case of Participants employed outside the United States, the Board, the Committee or their designees may vary the provisions of the Plan as deemed appropriate to conform to local laws, practices and procedures. In addition, the General Counsel, Secretary or Assistant Secretary of the Company is authorized to make certain minor or administrative changes required by or made desirable by government regulation. Any modification of the Plan may affect present and future Participants and the amount of any Bonus hereunder.
(f)
Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate of the Company from adopting or continuing in effect other compensation arrangements, which arrangements may be either generally applicable or applicable only in specific cases.
(g)
Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Colorado and applicable federal law.
(h)
No Trust. Neither the Plan nor any Bonus shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Participant. To the extent that the Participant acquires a right to receive payments from the Company in respect of any Bonus, such right shall be no greater than the right of any unsecured general creditor of the Company.
(i)
Section 162(m). All payments under this Plan are designed to satisfy the special requirements for performance-based compensation set forth in Code Section 162(m)(4)(C), and the Plan shall be so construed. Furthermore, if a provision of the Plan causes a payment to fail to satisfy these special requirements, it shall be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.
(j)
Designation of Beneficiaries. A Participant may, if the Committee permits, designate a beneficiary or beneficiaries to receive all or part to the Bonuses which may be paid to the Participant, or may be payable, after such Participant's death. A designation of beneficiary shall be made in accordance with procedures specified by the Company and may be replaced by a new designation or may be revoked by the Participant at any time. In case of the Participant's death, a Bonus with respect to which a designation of beneficiary has been made (to the extent it is valid and enforceable under applicable law) shall be paid to the designated beneficiary or beneficiaries. Any Bonus granted or payable to a Participant who is deceased and not subject to such a designation shall be distributed to the Participant's estate. If there shall be any question as to the legal right of any beneficiary to receive a Bonus under the Plan, the amount in question may be paid to the estate of the Participant, in which event the Company or its Affiliates shall have no further liability to anyone with respect to such amount.

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(k)
Stockholder Approval. Plan amendments shall require stockholder approval only if and to the extent required by applicable law or the rules of any applicable stock exchange.
(l)
Severability. If any portion of this Plan is deemed to be in conflict with local law, that portion of the Plan, and that portion only, will be deemed void under local law. All other provisions of the Plan will remain in effect.
(m)
Savings Clause. If any portion of the Plan as it relates to a Covered Officer is construed as failing to satisfy the provisions of Code Section 162(m), then the Plan will be deemed amended to satisfy the requirements to the extent permitted by law and subject to Committee approval.

IN WITNESS WHEREOF, the Company has caused this Plan to become effective as of the date it is approved by the Stockholders of the Company.

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